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                                                                   EXHIBIT 10.14


                                FIRST AMENDMENT
                                       TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


     This First Amendment to Second Amended and Restated Loan Agreement is dated as of December 31, 2001, (the "Amendment") and is by and among Whitney National Bank ("Lender"), a national banking association, and Conrad Shipyard, L.L.C. ("Borrower"), a Louisiana limited liability company, and Orange Shipbuilding Company, Inc. ("Orange"), a Texas corporation, and Conrad Industries, Inc.("Conrad "), a Delaware corporation, (with Orange and Conrad collectively referred to as "Guarantor").

                                  WITNESSETH:

     WHEREAS, Lender, Conrad Shipyard, Inc. and Orange entered into a Loan Agreement, dated as of March 19, 1998, which provided for a term loan in the sum of Twenty-Five Million and No/100 ($25,000,000.00) Dollars (the "Initial Loan Agreement");

     WHEREAS, Lender, Conrad Shipyard, Inc., Orange and Guarantor entered into an amended and restated Loan Agreement, dated as of May 22, 1998, as amended by First Amendment to Loan Agreement dated as of April 30, 1999, which provided for a line of credit in the amount of Ten Million and No/100 ($10,000,000) Dollars in addition to the term loan of $25,000,000.00 and amended and restated the Initial Loan Agreement (the "First Amended and Restated Loan Agreement");

     WHEREAS, Lender, Conrad Shipyard, Inc., Orange and Guarantor entered into a Second Amended and Restated Loan Agreement, dated as of December 31, 1999, whereby Lender consented to Borrower using up to $1,000,000 of the line of credit to repurchase shares of stock of Borrower and extending the line of credit (the "Loan Agreement");

     WHEREAS, Conrad Shipyard, Inc. on December 28, 2000, but effective as of December 31, 2000, merged into Conrad Shipyard, L.L.C., a Louisiana limited liability company with Conrad Shipyard, L.L.C. being the surviving entity and assuming all obligations and liabilities of Conrad Shipyard, Inc.;

     WHEREAS, Borrower has requested the restructure of the term loan of $25,000,000.00 into a $9,007,000.00 term loan and the renewal of the line of credit in the amount of $10,000,000.00 Dollars both at a reduced interest rate and Lender is agreeable to such request upon the terms and conditions hereinafter provided;

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower, Guarantor and Lender agree to amend the Loan Agreement as follows:
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                                       I.

     All term used herein which are not otherwise defined in this Amendment shall have the meaning as provided in the Loan Agreement. The Loan Agreement is hereby amended by the addition or restatement of the following definitions in
Section 1.01 and by the deletion of the definition "Unused Line of Credit":

     "Agreement" shall mean the Loan Agreement as amended by the Amendment.

     "Borrower" shall mean Conrad Shipyard, L.L.C., a Louisiana limited liability company.

     "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in New Orleans, Louisiana and London, England.

     "Closing Date" shall mean effective as of December 31, 2001.

     "Company Agent" shall mean Cecil A. Hernandez or Kenneth G. Myers, Jr.

     "Drydock" shall mean that certain new drydock approximately 280 feet long by 160 feet wide with a lifting capacity of 10,000 tons, which was first put into operation in March, 2001 at the Conrad Shipyard.

     "Libor Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upward to the nearest hundredth of a percent (1/100 of 1%)) which is the offered quotation to Lender of the London interbank offered rate for U.S. Dollar deposits of amounts in immediately available funds in the London market for one month, two months, three months or six months as recorded by the Bloomberg, L.P. or such other service used by Lender as an information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar Deposits, as determined by Lender as of the opening of business of Lender or as soon thereafter as practicable, plus the applicable margin of 175 basis points (1.75% percent). The Libor Rate shall be determined by Lender as of the opening of business of Lender or as soon thereafter as practicable.

     "Line of Credit Period" shall mean the period commencing on the Closing Date and ending on May 31, 2003.

                                      II.

     The Loan Agreement is hereby amended by amending and restating Sections
2.02 (a) and (b), Section 2.03 and Section 2.05 as follows:

          SECTION 2.02.  (A)  TERM LOAN.    Subject to and upon the terms and
     conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make a term loan on the Closing Date in the principal sum of Nine Million, Seven Thousand and No/100 ($9,007,000.00) Dollars (the

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     "Term Loan") which will be evidenced by a promissory note payable to the order of Lender in the amount of $9,007,000.00, with interest to accrue at the Libor Rate or Base Rate in accordance with Section 2.03. The Term Loan shall be payable in 40 equal monthly principal payments of $107,000.00, plus accrued interest with a final payment of all unpaid principal and interest then due payable on May 31, 2005. The first installment of principal and interest on the Term Loan shall be payable on January 31, 2002 with the succeeding installments payable on the last day of each month until the Term Loan has been paid in full.

          (B) LINE OF CREDIT. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make Advances to Borrower periodically during the Line of Credit Period in an aggregate principal amount outstanding not to exceed the sum of Ten Million and No/100 ($10,000,000.00) Dollars (the "Line of Credit"). On May 31, 2003,
     Lender's obligations to make any Advance on the Line of Credit shall cease. The Line of Credit shall be evidenced by a promissory note executed by the Borrower in a form acceptable to Lender, dated the Closing Date, in the principal sum of $10,000,000.00, payable to the order of the Lender on May 31, 2003. During the Line of Credit Period, the Advances shall accrue interest at Libor Rate or Base Rate in accordance with Section 2.03 and shall be payable interest only monthly in arrears on the last day of each month, beginning the month of the initial Advance, and continuing on the last day of each succeeding month until May 30, 2003.

                                      ****

          SECTION 2.03. CONVERSION. (a) The Borrower will determine the Interest Period and the interest rate for the Term Loan on the Closing Date. On the date of the initial Advance, Borrower will determine the Interest Period and whether the Advance will accrue interest at Libor Rate or the Base Period. Upon the expiration of such Interest Period and any Interest Period thereafter, the Borrower shall have the option to convert the interest rate accruing on all (but not less than all) of the outstanding principal balance of the Term Loan or the Line of Credit, as applicable, into a Libor Rate or Base Rate; provided that (i) a Loan can not be converted when any Default has occurred and is continuing and in such event the Loan shall continue to accrue interest at the rate in effect as of the date of such Default, and (ii) no conversions of any Loan are allowed until the expiration of the Interest Period applicable to the existing rate of interest has expired.

                                      ****

          SECTION 2.05. USE OF PROCEEDS. Subject to the compliance with the terms and conditions of this Agreement, Borrower may use the Line of Credit to fund the general corporate operating needs of Borrower and/or the short term funding of Borrower's capital expenditures and acquisitions on terms acceptable to Lender. In addition to the foregoing, Borrower may use up to the aggregate principal amount of $1,000,000.00 of the Line of Credit for the purchase by either Borrower or Conrad of up to 200,000 shares of Conrad's outstanding stock, which shall be owned and held as treasury stock by

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     Borrower or Conrad, whoever is the purchaser of such stock. Subject to the compliance with the terms and conditions of this Agreement, Borrower shall use the proceeds of the Term Loan to satisfy the existing term loan of Borrower and to fund capital expenditures.


                                      III.

     The Loan Agreement is hereby amended by deleting Section 2.0.7


                                      IV.

     The Loan Agreement is hereby amended by adding a Section 3.01.1

          SECTION 3.01.1 DRYDOCK. On or before March 30, 2002, Borrower agrees to deliver to Lender a first preferred ship mortgage and security interest in the Drydock to secure the payment and performance of the Obligations to be documented upon terms and conditions satisfactory to Lender.

                                       V.

     The Loan Agreement is hereby amended by amending and restating Section 4.01 in its entirety:

          SECTION 4.01. CORPORATE EXISTENCE. (a) Borrower is a validly organized limited liability company duly existing and in good standing under the laws of the State of Louisiana and is duly qualified as a foreign limited liability company in all jurisdictions wherein the property owned or the business transacted by it make such qualifications necessary. Orange is a validly organized corporation duly existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it make such qualifications necessary. Conrad is a validly organized corporation duly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in the State of Louisiana and in all jurisdictions wherein the property owned or the business transacted by it make such qualifications necessary.

          (b) Borrower has never done business under any name other than the name of Conrad Shipyard, Inc., as set forth above, and as Conrad Industries, Inc. Borrower's tax identification number is 72-0456758 and its principal place of business is 1501 Front Street, Morgan City, Louisiana 70380. Borrower's corporate charter number with the Secretary of State of Louisiana is 35019085K.

          (c) Orange has never done business under any name other than its name set forth above and as Clary Industries, Inc. Orange's tax identification number is 74-1789273 and its principal place of business is 710 Market Street, Orange, Texas 77630.

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          (d) Conrad has never done business under any name other than its name set forth above. Conrad's tax identification number is 72-1416999 and its principal place of business is 1501 Front Street, Morgan City, Louisiana 70380.

                                      VI.

     The Loan Agreement is hereby amended by amending and restating Section 5.01 in its entirety:

          SECTION 5.01. FINANCIAL COVENANTS. Borrower shall comply with the following Financial Covenants until the Loan has been paid in full, except as provided herein:

          (a) DEBT TO TANGIBLE NET WORTH. The Borrower on a consolidated basis with Guarantor and each Subsidiary shall maintain a Debt to Net Worth Ratio of no greater than 1.5 to 1.0 until the Loan is paid in full.

          (b) DEBT SERVICE COVERAGE RATIO. Borrower on a consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a Debt Service Coverage Ratio of at least 1.35 to 1.0 as of the end of each fiscal quarter.

          (c) CURRENT RATIO. Borrower on a consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a ratio of Current Assets (minus any prepaid expenses) to Current Liabilities of 1.25 to 1.0 or greater.

                                      VII.

     The Loan Agreement is hereby amended by amending and restating the applicable subsections of Section 7.01 in their entirety:

          SECTION 7.01. CONDITIONS OF INITIAL ADVANCE. The obligation of the Lender to make the initial Advance is subject to the accuracy of each and every representation and warranty of the Borrower contained in this Agreement, and to the receipt of the following on or before the Closing
     Date:

          (a) Agreement. A duly executed counterpart of this Amendment signed by all the parties thereto.

          (b) Note. The duly executed notes evidencing the Line of Credit and the Term Loan signed by the Borrower.

          (c) Corporate Authorization. Such authorization by Borrower's in form and substance satisfactory to the Lender with respect to the authorization of this Agreement and the Note, as the case may be and the individuals authorized to sign such instruments.

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          (d) Fees.  Pay all fees and expenses of Lender's counsel, appraisers, inspectors and related experts.

                                      ****

          (g) Representations. Each of the representations and warranties of the Borrower contained in the Agreement and this Amendment shall be true and correct on and as of the date of the initial Advance and the Closing Date, except as such representations and warranties relate to matters that are permitted by this Agreement. Borrower does hereby agree to jointly, severally and solidarily assume and perform all Obligations that Conrad Shipyard, Inc. owed or owes to Lender, whether now or in the future.

                                     VIII.

     The Loan Agreement is hereby amended by amending and restating Section 8.01 in its entirety:


          SECTION 8.01. NOTICES. All notices and other communications given hereunder or in connection herewith shall be in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery with acknowledged receipt of delivery, shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt; and shall be addressed to the party to receive such notice at the following applicable addresses:

     If to the Borrower:   Conrad Shipyard, L.L.C.
                           1501 Front Street
                           Morgan City, Louisiana 70380
                           Attn: Cecil A. Hernandez

     If to Lender:         Whitney National Bank
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130
                           Attn: Edgar W. Santa Cruz, III
                           Vice President

     Any party may, by notice given as aforesaid, change its address for all subsequent notices.

                                      IX.

     Other than as amended hereby, all terms and conditions of the Loan Agreement shall remain in full force and effect and are acknowledged by the parties hereto to be in full force and effect as amended hereby. Borrower, Orange and Guarantor hereby acknowledge that no Defaults have occurred under the Loan Agreement and there has not occurred any condition,

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event or act which constitutes, or with notice or lapse of time (or both) would constitute a Default under the Loan Agreement as amended by this Amendment or otherwise. Orange and Guarantor further acknowledge that their respective Guaranties remains in full force and effect and continue to secure the payment and performance of the Obligations, as hereby amended, in accordance with their terms. Borrower, Orange and Guarantor hereby further represent and warrant to Lender that the Obligations, as amended hereby, and the Collateral Documents remain in full force and effect and that the Collateral continues to secure the payment and performance of the Obligations, as amended hereby, in accordance with their terms. Borrower, Orange and Guarantor further represent and warrant to the Lender that their representations and warranties contained in this Amendment and the Loan Agreement are true and correct on and as of the date hereof.

                                       X.

     This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                              BORROWER:
                              CONRAD SHIPYARD, L.L.C.

                              By:  /s/  CECIL A. HERNANDEZ
                                 ------------------------------------
                                     Cecil A. Hernandez
                                     Its: Chief Financial Officer


                              ORANGE SHIPBUILDING COMPANY, INC.

                              By:  /s/  CECIL A. HERNANDEZ
                                 ------------------------------------
                                     Cecil A. Hernandez
                                     Its: Chief Financial Officer


                              CONRAD INDUSTRIES, INC.

                              By:   /s/  CECIL A. HERNANDEZ
                                 ------------------------------------
                                     Cecil A.  Hernandez
                                     Its: Chief Financial Officer


                              WHITNEY NATIONAL BANK

                              By:   /s/  EDGAR W. SANTA CRUZ, III
                                 ------------------------------------
                                     Edgar W. Santa Cruz, III
                                     Its:  Vice President

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